P rocyon Financial, LLC 24A Trolley Square #2289

Wilmington, DE 19806

January 27, 2022

STREAMLINE USA, Inc.

A.

Tier 2 Auditor's Consent

My name is Lama Najib.

I am a certified public accountant, licensed in the State of Colorado.

I was retained to prepare an audited financial statement by Streamline USA, Inc., for Streamline USA, Inc.

The said audited financial statement has been made a part of the initial Reg. A+ offering for the company.

By my signature below, I make the following consent, and make same retroactive to the date of my audited financial statement, which was provided to Streamline USA, Inc. on August 19, 2021.

Therefore, I CONSENT AND GIVE AUTHORITY for the said audited financial statement, as prepared solely by me, for use in connection with the offering circular that has been provided to the United States Securities and Exchange Commission, by the Issuer, Streamline USA, Inc.

Lama Najib, CPA

Owner & CEO

January 27, 2022

B.

ARCHIVIST'S SIGNATURE & CERTIFICATION

I, HEREBY CERTIFY, that I manually signed the above consent document, that I maintain the original, and that I have provided a copy to: Ruben lgielko-Herrlich, Principal Executive Officer & Board Chair, Streamline USA, Inc.

Lama Najib, CPA

Owner & CEO

January 27, 2022